Exhibit 99.1

NEWS RELEASE CALIFORNIA WATER SERVICE GROUP

1720 North First Street San Jose, CA 95112-4598

Contact:	Marty Kropelnicki (408) 367-8200 (analysts) Shannon Dean (310) 257-1435 (media)	For Immediate Release June 26, 2012

CALIFORNIA WATER SERVICE COMPANY ANNOUNCES A PROPOSED DECISION IN ITS COST OF CAPITAL APPLICATION

SAN JOSE, Calif.  —  California Water Service Company (Cal Water), the largest subsidiary of California Water Service Group (NYSE: CWT), announced today that the presiding administrative law judge at the California Public Utilities Commission (Commission) has issued a proposed decision on the utility’s requested authorized cost of capital for 2012 through 2014.

The Commission is expected to act on the proposed decision at its July 12, 2012 voting meeting; at that time, it may adopt all or part of the proposed decision, modify it, or prepare its own.  The proposed decision establishes an authorized return on equity of 9.99% and cost of debt of 6.24%, with a capital structure of 46.60% long-term debt and 53.40% common equity.  It sets the authorized return on rate base at 8.24%.

In addition, the proposed decision authorizes continuation of a Cost of Capital Adjustment Mechanism (CCAM), which provides for an adjustment in the return on equity if the cost of long-term debt, as defined by an index of utility debt rates, varies from the most recent index by 100 basis points or more in 2013 and 2014.  It also closes the Temporary Interest Rate Balancing Account (TIRBA) adopted by the Commission in 2009 and authorizes a credit of $1,141,919 to be refunded to customers over a 12-month period. The TIRBA tracked the difference between interest costs projected in the 2008 cost of capital application and actually incurred costs.

“We are pleased that the proposed decision adopts the settlement agreement reached between all parties in late 2011.  We believe it will be a fair outcome and will benefit customers by enabling us to attract necessary capital from investors to invest in water system infrastructure,” said Chairman and Chief Executive Officer Peter C. Nelson.

California Water Service Group is the parent company of California Water Service Company, Washington Water Service Company, New Mexico Water Service Company, Hawaii Water Service Company, Inc., CWS Utility Services, and HWS Utility Services.  Together these companies provide regulated and non-regulated water service to nearly 2 million people in California, Washington, New Mexico, and Hawaii.  California Water Service Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.”

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”).  The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act.  Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions.  Such words as expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements.  The forward-looking statements are not guarantees of future performance.  They are subject to uncertainty and changes in circumstances.  Actual results may vary materially from what is contained in a forward-looking statement.  Factors that may cause a result different than expected or anticipated include, but are not limited to: governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; new legislation; electric power interruptions; increases in suppliers’ prices and the availability of supplies including water and power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; acquisitions and our ability to successfully integrate acquired companies;  the ability to successfully implement business plans; changes in customer water use patterns; the impact of weather on water sales and operating results; access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the involvement of the United States in war or other hostilities; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events.  When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC).  The Company assumes no obligation to provide public updates of forward-looking statements.

Additional information is available at our website at www.calwatergroup.com.

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